Woodward Governor Company
Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Numbers 333-10409, 333-66422, 333-82302, and 333-112521 of Woodward Governor Company of our report dated November 1, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A Amendment No. 1. We also consent to the incorporation by reference of our report dated November 1, 2004 relating to the financial statement schedule, which appears in this Form 10-K/A Amendment No. 1.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 31, 2005